Exhibit 10.9

          The following persons have a percentage benefit multiplier under the Supplemental Executive Retirement Plan (the "Plan") of 2.4% or 2.0%, as indicated below, in lieu of the 1.6% of final average monthly remuneration benefit multiplier described in the Plan:

2.4%	2.0%

Steven M. Duffy	Owen S. Baxter
V. Dean Estes	William J.B. Brown
Stephen L. Gulis, Jr.	Arthur G. Croci
Blake W. Krueger	Richard C. DeBlasio
Timothy J. O'Donovan	Gary Fountain
Robert J. Sedrowski	Ted Gedra
Blaine C. Jungers
Jacques Lavertue
Thomas P. Mundt
Nicholas P. Ottenwess
A. T. Payne
Dan L. West
Spencer E. Zimmerman